CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement of New Motion, Inc. and Subsidiary on Amendment No. 1 to Form S-4 of our report, dated March 30, 2007, on the consolidated financial statements of New Motion, Inc. and Subsidiary as of December 31, 2006 and for each of the two years in the period ended December 31, 2006. We also consent to the reference to us under the heading "Experts" in such Registration Statement and related Prospectus.

Windes & McClaughry Accountancy Corporation
Irvine, California
December 21, 2007